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                           THE GENERAL ACCOUNT OPTION
                         HARTFORD LIFE INSURANCE COMPANY

     SUPPLEMENT DATED NOVEMBER 27, 2002 TO THE PROSPECTUS DATED MAY 1, 2002

Effective November 27, 2002, under the sub-section "Capital Resources and Liquidity" on page 34 of the prospectus, the "Ratings" information for Ratings Agency "Standard & Poor's" is deleted and replaced with the following:

                         -------------------------------
                                STANDARD & POOR'S
                        -------------------------------
                                      AA -

                                      AA -

(1) Formerly Duff & Phelps



  THIS SUPPLEMENT SHOULD BE RETAINED WITH THE PROSPECTUS FOR FUTURE REFERENCE.

HV-4490
333-85520